Exhibit 99.1

GRACO INC. P.O. Box 1441 Minneapolis, MN 55440-1441 NYSE: GGG
FOR IMMEDIATE RELEASE: Wednesday, October 8, 2014	FOR FURTHER INFORMATION: James A. Graner 612-623-6635 Media: Bryce Hallowell 612-623-6679 bhallowell@graco.com

Graco to Sell Liquid Finishing Business Assets for $590 Million

MINNEAPOLIS, MN (October 8, 2014) – Graco Inc. (NYSE: GGG), a leading manufacturer of fluid handling equipment, announced today that it has signed a definitive agreement to sell the Liquid Finishing business assets that were purchased as part of Graco’s acquisition of the Finishing Brands business from Illinois Tool Works (ITW) on April 2, 2012. The $590 million cash transaction with Carlisle Companies Incorporated (NYSE:CSL) is anticipated to close no later than the first quarter of 2015 and is subject to regulatory approval and other customary closing conditions. The divestiture is expected to be in compliance with the final Decision and Order that the United States Federal Trade Commission (FTC) approved on Monday, October 6, 2014, which requires the Company to complete a sale of the Liquid Finishing business assets within 180 days of the Decision and Order.

The Liquid Finishing business assets included in the sale to Carlisle are those involved in the development, manufacture and sale of Binks® spray finishing equipment, DeVilbiss® spray guns and accessories, Ransburg® electrostatic equipment and accessories, and BGK curing technology, all of which Graco is required to divest under the Decision and Order. The 2012 acquisition of Finishing Brands from ITW also included Gema®, a global leader in powder coating technology, which passed review by the FTC and is now part of Graco. No other Graco businesses or assets are included in the transaction with Carlisle.

“The Gema business is a strong performer and an outstanding strategic addition to our portfolio,” said Patrick J. McHale, Graco’s President and CEO. “We are happy to have Gema as part of Graco and are looking forward to continuing to build upon its strengths.”

Graco will continue to hold the Liquid Finishing business separate from its other businesses until a sale process is complete. The day-to-day operations are managed independently by experienced Liquid Finishing business managers, under the supervision of a trustee appointed by the FTC and reporting directly to the FTC.

Graco expects to provide further information during the Company’s third quarter 2014 earnings conference call with investors, which is scheduled for 10 a.m. central time on October 23, 2014.

Goldman, Sachs & Co. is serving as financial advisor and Lindquist & Vennum LLP and Covington & Burling LLP are serving as legal counsel to Graco.

ABOUT GRACO

Graco Inc. supplies technology and expertise for the management of fluids and coatings in both industrial and commercial applications. It designs, manufactures and markets systems and equipment to move, measure, control, dispense, and spray fluid and powder materials. A recognized leader in its specialties, Minneapolis-based Graco serves customers around the world in the manufacturing, processing, construction, and maintenance industries. For additional information about Graco Inc., please visit us at www.graco.com or on Twitter @GracoInc.

Cautionary Statement Regarding Forward-Looking Statements

A forward-looking statement is any statement made in this earnings release and other reports that the Company files periodically with the Securities and Exchange Commission, as well as in press releases, analyst briefings, conference calls and the Company’s Overview report to shareholders, which reflects the Company’s current thinking on the divestiture of the Liquid Finishing equipment operations. All forecasts and projections are forward-looking statements. The Company undertakes no obligation to update these statements in light of new information or future events.

The Company desires to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 by making cautionary statements concerning any forward-looking statements made by or on behalf of the Company. The Company cannot give any assurance that the results forecasted in any forward-looking statement will actually be achieved. Future results could differ materially from those expressed, due to the impact of changes in various factors. Risk factors related to the Company’s proposed divestiture of the Liquid Finishing equipment operations include but are not limited to: whether and when the Company will be able to realize the expected financial results and effect of the transaction; how customers, competitors, suppliers and employees react to the transaction; economic changes in global markets; and whether the Company will be able to complete a divestiture in a time frame that is satisfactory to the Federal Trade Commission. Please refer to Item 1A of the Company’s Annual Report on Form 10-K for fiscal year 2013 (and most recent Form 10-Q) for a more comprehensive discussion of other risk factors that relate generally to the our business and financial condition. These reports are available on our website at www.graco.com/ir and the Securities and Exchange Commission’s website at www.sec.gov.

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